CAPITAL GROWTH SYSTEMS, INC.
2007 LONG-TERM INCENTIVE PLAN

FIRST AMENDMENT

CAPITAL GROWTH SYSTEMS, INC., a Florida corporation (the "Company"), sets forth herein the terms of the First Amendment dated as of February 22, 2008 to the Capital Growth Systems, Inc. 2007 Long-Term Incentive Plan (the "Plan") as follows:

WHEREAS, the Company is desirous of increasing the number of shares subject to the Plan by 1,500,000 to an aggregate of 6,500,000 shares of Common Stock issuable pursuant to the Plan (subject to adjustment as provided therein).

NOW THEREFORE, Section 3 of the Plan is hereby amended by increasing the number of shares of Common Stock issuable pursuant to the Plan to 6,500,000 shares and by inserting the number 6,500,000 in lieu of the number 5,000,000 in the two places where the number 5,000,000 appears in the original Plan.